EXHIBIT 5

                                                                [Execution Copy]


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                                WARRANT AGREEMENT


                                     BETWEEN


                       VERSATEL TELECOM INTERNATIONAL N.V.


                                       AND


                              THE BANK OF NEW YORK


                              AS U.S. WARRANT AGENT













                   ___________________________________________

                           DATED AS OF OCTOBER 9, 2002
                   ___________________________________________






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                                WARRANT AGREEMENT



         This Warrant Agreement (this "Warrant Agreement") dated as of October 9, 2002, between Versatel Telecom International N.V., a company incorporated under the laws of The Netherlands (the "Company"), and The Bank of New York, a New York banking corporation (the "U.S. Warrant Agent").

                               W I T N E S S E T H

         WHEREAS, the Company will grant to holders as of October 8, 2002 (the "Record Date") of its ordinary shares, par value Euro 0.02 per share ("Shares"), one warrant (collectively, the "Share Warrants") for each Share held on the Record Date; each 4.8 Share Warrants will entitle the holder thereof to purchase one additional Share at a price of Euro 1.5 per Share; the Share Warrants will expire on October 8, 2004;

         WHEREAS, the Company wishes to grant to holders as of the Record Date of its American Depositary Shares ("ADSs") issued under the Amended and Restated Deposit Agreement dated as of May 15, 2002 (the "Deposit Agreement") among the Company, The Bank of New York, as depositary (the "Depositary"), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder one warrant (collectively, the "ADS Warrants") corresponding to the Share Warrants granted in respect of the number of Shares represented by each ADS; each 4.8 ADS Warrants will entitle the holder thereof to purchase one additional ADS; the ADS Warrants will expire on October 4, 2004, unless earlier terminated; and

         WHEREAS, the Company wishes the U.S. Warrant Agent to act on behalf of the Company, and the U.S. Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise or termination of ADS Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1.      CERTAIN DEFINITIONS.

                  For purposes of this Warrant Agreement, the following terms have the meanings indicated:

              (a) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

              (b) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a



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        Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

              (c) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

              (d) "Trading Day" shall mean, with respect to any class of securities, a day on which the principal foreign or national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any foreign or national securities exchange, any Business Day.

              (e) Terms used but not defined in this Warrant Agreement that are defined in the Deposit Agreement have the meanings assigned to them in the Deposit Agreement.

        SECTION 2.      APPOINTMENT OF U.S. WARRANT AGENT.

                  The Company hereby appoints the U.S. Warrant Agent to act as agent of the Company in accordance with the terms and conditions hereof, and the U.S. Warrant Agent hereby accepts such appointment. The Company may, with the prior written consent of the U.S. Warrant Agent (it being understood that the U.S. Warrant Agent must act in good faith whenever it withholds such consent), from time to time appoint such co-U.S. Warrant Agents as it may, in its sole discretion, deem necessary or desirable upon ten days' prior written notice to the U.S. Warrant Agent. The U.S. Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-U.S. Warrant Agent.

        SECTION 3.      FORM OF WARRANT CERTIFICATES.

                  The certificates evidencing the ADS Warrants (the "Warrant Certificates") (together with the form of election to purchase ADSs and the form of assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. The Warrant Certificates shall be in a machine readable format and in a form reasonably satisfactory to the U.S. Warrant Agent. Subject to the provisions of Section 21 hereof, each Warrant Certificate, shall be dated the date of its issuance, and on its face shall specify the number of ADS Warrants evidenced by such Warrant Certificate. As specified in such Warrant Certificate, for every 4.8 ADS Warrants the holder thereof will be entitled to purchase one ADS at an initial exercise



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price equal to the U.S. dollar cost to the U.S. Warrant Agent of Euro 1.5 times the number of Shares at the time represented by one ADS (the "Exercise Price"), but the Exercise Price and the number of ADSs or other securities purchasable upon exercise of the ADS Warrants may be subject to change as provided herein.

        SECTION 4.      EXECUTION, COUNTERSIGNATURE AND REGISTRATION.

                  The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company, which shall be an officer acting in one of the capacities set forth in Exhibit B hereto (an "Authorized Officer"), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the U.S. Warrant Agent, either manually or by facsimile signature, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned.

                  The U.S. Warrant Agent shall, upon written instructions of an Authorized Officer, initially countersign and deliver Warrant Certificates for all ADS Warrants issuable in respect of the Shares deposited under the Deposit Agreement as of the Record Date, and thereafter shall countersign and deliver Warrant Certificates as otherwise provided in this Warrant Agreement.

                  In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the U.S. Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the U.S. Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer.

                  The U.S. Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of ADS Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.



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        SECTION 5.      TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF
                        WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES.

                  Subject to the provisions of Section 13 hereof, at any time after the Close of Business on the date hereof, and at or prior to the Close of Business on the Expiration Date (as defined below), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates entitling the registered holder to purchase a like number of ADSs as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the U.S. Warrant Agent, and shall surrender to the U.S. Warrant Agent the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged and in the case of transfer, the holder shall provide a signature guarantee. Thereupon, the U.S. Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the U.S. Warrant Agent may require payment, by the holder of Warrants requesting a transfer, split-up, combination or exchange of a Warrant Certificate, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to the Company and the U.S. Warrant Agent of all reasonable expenses incidental thereto.

                  Upon receipt by the Company and the U.S. Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the U.S. Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the U.S. Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver, or will cause to be made and delivered, a new Warrant Certificate of like tenor to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

        SECTION 6. EXERCISE OF ADS WARRANTS; DEPOSIT AMOUNT; EXPIRATION DATE OF ADS WARRANTS.

                  (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the ADS Warrants evidenced thereby only in units of 4.8 ADS Warrants or any integral multiple thereof upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the U.S. Warrant Agent at the Corporate Trust Office of the U.S. Warrant Agent set forth in Section 24 hereof, along with a signature guarantee in the case of a transfer, and such other and further documentation as the U.S. Warrant Agent may reasonably request, together with payment of the Deposit




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        Amount (as defined below) for each ADS for which the ADS Warrants are exercised, at any time prior to the Close of Business on October 4, 2004 (the "Expiration Date"). ADS Warrants not exercised prior to the Close of Business on the Expiration Date shall become void and of no value.

                  (b) The Deposit Amount for each ADS to be issued upon exercise of ADS Warrants shall be the dollar equivalent of Euro 1.5 (subject to adjustment of the Exercise Price, if any) times the number of Shares to be represented by each ADS (at the date of this Warrant Agreement, each ADS represents 12 Shares) based on the exchange rate as published in the most recent print edition of The Wall Street Journal plus seven percent of that U.S. dollar amount (to cover currency rate fluctuations occurring between the date of exercise and the date on which the U.S. Warrant Agent purchases Euro for U.S. dollars, the expenses of the U.S. Warrant Agent, the fee payable to the Depositary in respect of the execution and delivery of Receipts and any taxes or governmental charges). The Deposit Amount shall be payable in lawful money of the United States of America.

                  (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Deposit Amount for the ADSs to be purchased, and an amount equal to any applicable tax or governmental charge referred to in Section 8, by certified check or bank draft payable in lawful money of the United States of America to the order of the U.S. Warrant Agent for the Company's account, the U.S. Warrant Agent shall thereupon promptly notify the Company in writing of such exercise.

                  (d) Upon exercise of any ADS Warrants in accordance with the foregoing provisions, the U.S. Warrant Agent, as agent for the holder,
        (i) shall pay to the Depositary the fee required under the Deposit Agreement for execution and delivery of Receipts evidencing the New ADSs and any applicable expenses of the Depositary and (ii) shall purchase, in any manner and on any terms it considers reasonable, an amount of euros equal to the Exercise Price times the number of Shares to be represented by new ADSs for which the holders subscribed, (iii) shall pay the Exercise Price for the number of Shares to be represented by new ADSs to the Depositary and (iv) shall request the Depositary to exercise the number of Share Warrants corresponding to the ADS Warrants that were exercised and, upon deposit by the Company of the corresponding Shares, to deliver Receipts evidencing ADSs representing those Share in accordance with the instructions received by the U.S. Warrant Agent from the exercising holder. If the Deposit Amount paid by the holder exceeds the amount required to purchase the euro Exercise Price and to pay the Depositary's fees and expenses, the expenses of the currency conversion and any taxes or governmental charges, the U.S. Warrant Agent shall, at the time the Depositary delivers the new ADSs, remit the excess in U.S. dollars (without interest) to the holder. If the Deposit



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        Amount paid by the holder is less than the amount required to purchase the euro Exercise Price and to pay the Depositary's fees and expenses, the expenses of the currency conversion and any taxes or governmental charges, the U.S. Warrant Agent shall pay the amount of such deficiency on behalf of such holder. The holder will then be required to pay, upon notice by the U.S. Warrant Agent to such holder, the amount of such deficiency promptly (including interest and expenses) to the U.S. Warrant Agent, and the U.S. Warrant Agent need not instruct the Depositary to deliver any new ADSs to the holder prior to the receipt by the U.S. Warrant Agent of such payment. If payment of the amount of any deficiency is not received from such holder by the U.S. Warrant Agent by the fifth Business Day after the U.S. Warrant Agent gives notice of such deficiency, the U.S. Warrant Agent may sell the new ADS subscribed for by such holder at a public or private sale, at such place or places and upon such terms as it may deem proper, and the U.S. Warrant Agent may allocate the proceeds of such sales in an amount sufficient to cover such deficiency (including interest and expenses). In such event, the U.S. Warrant Agent will then send promptly any remaining new ADSs to such holder together with a check in the amount of excess proceeds, if any, from such sale; provided, however, that, if the amount of such excess proceeds realized upon the sale of such subscribing holder's ADSs is less than $5.00, such excess proceeds need not be distributed. The Company shall indemnify the U.S. Warrant Agent, with interest, for any deficiency of any Deposit Amount, including fees and expenses.

                  (e) Upon exercise of the Share Warrants and receipt of the Exercise Price, the Company shall (i) issue (or cause to be issued) the requisite number of Shares issuable upon such exercise of such Share Warrants (subject to clause (g) below) and (ii) cause such Shares to be deposited with the Custodian in accordance with the terms of the Deposit Agreement. The Company will only be obligated to issue new Shares once a month in respect of all Share Warrants exercised during such month.

                  (f) The U.S. Warrant Agent is authorized and directed to accept instructions to exercise ADS Warrants and to take delivery of such ADS Warrants through any book-entry system in which the ADS Warrants may be held.

                  (g) All payments of the Exercise Price received upon exercise of ADS Warrants shall be promptly delivered to the Company (or any agent appointed by the Company for such purpose) by the U.S. Warrant Agent as reasonably instructed in writing by the Company. In case the registered holder of any Warrant Certificate shall exercise less than all ADS Warrants evidenced thereby, subject to Section 6(a) above, a new Warrant Certificate evidencing ADS Warrants equivalent to the ADS Warrants remaining unexercised shall be issued by the U.S. Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.



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                  (h) If an ADS Warrant is exercised and Shares have been issued by the Company upon such exercise in any year prior to the payment by the Company of its dividend for the immediately preceding fiscal year, the Shares issued by the Company upon such exercise shall be entitled to the payment of such dividend; provided that the holder of ADSs is a holder of record on the record date fixed pursuant to Section 4.06 of the Deposit Agreement.

        SECTION 7.        CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES.

                  All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange or upon termination of the ADS Warrants shall, if surrendered to the Company or to any of its agents, be delivered to the U.S. Warrant Agent for cancellation or in canceled form, or, if surrendered to the U.S. Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. The Company shall deliver to the U.S. Warrant Agent for cancellation and retirement, and the U.S. Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Upon the Company's written request, the U.S. Warrant Agent shall deliver all canceled Warrant Certificates to the Company.

        SECTION 8.        RESERVATION AND AVAILABILITY OF SHARES AND ADSS.

                  The Company covenants and agrees that it will issue Shares promptly following exercise of Share Warrants. However, the Company will only be obligated to issue new Shares once a month in respect of all Share Warrants exercised during such month. The Company further covenants that the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 1145 of Title 11 of the United States Code.

                  The U.S. Warrant Agent may assume that any ADS Warrant exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

                  The Company covenants and agrees that it will take all such actions as may be necessary to insure that all ADSs delivered upon exercise of ADS Warrants and all of the Shares represented thereby shall, at the time of delivery of the certificates for such ADSs, be duly authorized, validly issued, fully paid and nonassessable.

                  The Company further covenants and agrees that it will pay when due and payable any and all recording, transfer and similar taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing ADSs upon exercise of the Warrant Certificate or other securities or other property issuable hereunder. The Company shall not, however, be required (i) to pay any tax or governmental charge which may be payable in respect of any transfer



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involved in (a) the transfer or delivery of Warrant Certificates or (b) the issuance or delivery of certificates for ADSs in a name other than that of the registered holder of a Warrant Certificate surrendered for exercise or (ii) to issue or deliver any certificate for ADSs upon the exercise of any ADS Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or governmental charge is due. The U.S. Warrant Agent shall not be liable for any recording, transfer and similar taxes and charges.

        SECTION 9.        RESERVED.



        SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF ADSS OR NUMBER OF SHARES.

                  Each ADS Warrant represents rights with respect to 12 Share Warrants. Accordingly:

                  (a) If the Company makes any adjustment to the exercise price for Share Warrants or any other change in the rights of holders of Share Warrants, the Company and the U.S. Warrant Agent shall endeavor, to the extent lawful and practicable, to make corresponding changes in the rights of holders of ADS Warrants.

                  (b) If the number of the Shares represented by each ADS changes, the number of ADSs for which each ADS Warrant may be exercised will be adjusted in inverse proportion to the change in that number of Shares.

                  (c) All ADS Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of ADSs purchasable from time to time hereunder upon exercise of the ADS Warrants, all subject to further adjustment as provided herein.

                  (d) Irrespective of any adjustment or change in the Exercise Price or the number of ADSs issuable upon the exercise of the ADS Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per ADS and the number of ADSs which were expressed upon the initial Warrant Certificates issued hereunder.

                  (e) The Company agrees that it will not, by amendment of its articles of association or similar document or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek



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        to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

                  (f) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any ADS Warrant exercised after such record date the ADSs or other capital stock of the Company issuable upon such exercise over and above the amount of ADSs or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional ADSs or other capital stock of the Company upon the occurrence of the event requiring such adjustment.

                  (g) Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for United States federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

                  (h) If any event occurs as to which the foregoing provisions of this Section 10 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the ADS Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of ADSs issuable upon exercise of any ADS Warrant.

        SECTION 11.       CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF
                          ADSS.

                  Whenever the Exercise Price or the number of ADSs issuable upon the exercise of each ADS Warrant is adjusted as provided in Section 10 or 12, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of ADSs issuable upon exercise of each ADS Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the U.S. Warrant Agent and with each transfer agent for the ADSs a copy of such certificate and (c) mail, or cause to be mailed, a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 24.



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                  The U.S. Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

        SECTION 12. RECLASSIFICATION, CONSOLIDATION, MERGER, COMBINATION, SALE OR CONVEYANCE.

                  In case any of the following shall occur while any ADS Warrants are outstanding: (i) any consolidation, merger or combination of the Company with or into another corporation as a result of which holders of Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Shares, or (ii) any sale or conveyance of all or substantially all of the property or assets of the Company to any other entity as a result of which holders of Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Shares, then the Company, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Warrant Agreement or by the successor corporation or transferee executing with the U.S. Warrant Agent an agreement so that the holders of the ADS Warrants then outstanding shall have the right at any time thereafter, upon exercise of such ADS Warrants, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of Shares represented by the ADSs issuable upon exercise of such ADS Warrant immediately prior to such consolidation, combination, merger, sale or conveyance (or depositary shares representing such property).

                  If the holders of the Shares may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the ADS Warrant, which specification shall be made by the holder of the ADS Warrant by the later of (i) 10 Trading Days after the holder of the ADS Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of the Shares concerning such choice, or if no such information is required, 10 Trading Days after the Company notified the holder of the ADS Warrant of all material facts concerning such specification and (ii) the last time at which holders of Shares are permitted to make their specification known to the Company. However, if the election referred to in the preceding sentence is not being made available to holders of ADSs, then the Company, or its successor or transferee, as the case may be, shall make appropriate provision by amendment of this Warrant Agreement with respect to the rights of holders of ADS Warrants with respect to that election. If the holder of the ADS Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Shares not affiliated with the Company or any other party to the consolidation, merger, combination, sale or conveyance.



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                  The Company shall mail, or cause to be mailed, by first-class mail, postage prepaid, to each registered holder of a ADS Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The U.S. Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of ADS Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                  The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, combinations, sales or conveyances.

        SECTION 13.       FRACTIONAL ADS WARRANTS AND FRACTIONAL ADSS.

                  (a) Neither the Company nor the U.S. Warrant Agent shall be required to issue fractions of ADS Warrants or to distribute Warrant Certificates which evidence fractional ADS Warrants. In lieu of such fractional ADS Warrants, the Company shall pay to the persons to whom Warrant Certificates representing such fractional ADS Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a ADS Warrant multiplied by the Current Market Price per whole ADS Warrant. For the purpose of any computation under this Section 13(a), "Current Market Price" per ADS Warrant on any date shall be the fair value per ADS Warrant as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the U.S. Warrant Agent.

                  (b) Neither the Company nor the Depositary shall be required to issue fractions of ADSs upon exercise of ADS Warrants or to distribute ADS certificates which evidence fractional ADSs. In lieu of fractional ADSs, the Company shall pay to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a ADS multiplied by the Current Market Price per ADS. For the purpose of any computation under this
        Section 13(b), "Current Market Price" per ADS on any date shall be deemed to be the average of the daily Closing Prices per ADS for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per ADS for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the ADSs are not so listed or traded, the "Current Market Price" per ADS shall be deemed to be the fair value per ADS as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the U.S. Warrant Agent, based on (a) the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the U.S. Warrant Agent.

                  (c) The holder of a ADS Warrant by the acceptance of the ADS Warrant expressly waives his right to receive any fractional ADS Warrant or any fractional ADS upon exercise of a ADS Warrant (but not to the cash payment required to be made by the Company in lieu thereof in accordance with this Section 13).

        SECTION 14.       RIGHT OF ACTION.

                  All rights of action in respect of this Warrant Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the U.S. Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the ADS Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Warrant Agreement.

        SECTION 15.       AGREEMENT OF WARRANT CERTIFICATE HOLDERS.

                  Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the U.S. Warrant Agent and with every other holder of a Warrant Certificate that:

                  (a) the Warrant Certificates are transferable only on the registry books of the U.S. Warrant Agent if surrendered at the designated office of the U.S. Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, along with a signature guarantee and such other and further documentation as the U.S. Warrant Agent may reasonably request; and

                  (b) the Company and the U.S. Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the ADS Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the U.S. Warrant Agent) for all purposes whatsoever, and neither the Company nor the U.S. Warrant Agent shall be affected by any notice to the contrary.

                  (c) notwithstanding anything in this Warrant Agreement to the contrary, neither the Company nor the U.S. Warrant Agent shall have any liability to any holder of a Warrant Certificate or other person as a result of its inability to perform any of its obligations under this Warrant Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

        SECTION 16.       WARRANT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

                  No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, ADSs or Shares or any other securities of the Company which may at any time be issuable on the exercise or conversion of the ADS Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23), or to receive dividends or distributions or subscription rights, or otherwise, until the ADS Warrant or ADS Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

        SECTION 17.       CONCERNING THE U.S. WARRANT AGENT.

                  (a) The Company shall pay to the U.S. Warrant Agent such compensation for all services rendered by it hereunder and, from time to time, on demand of the U.S. Warrant Agent, out-of-pocket expenses and counsel fees and other disbursements incurred in the administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder, as shall be agreed in writing between the Company and the U.S. Warrant Agent.

                  (b) The Company shall indemnify the U.S. Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the U.S. Warrant Agent, for anything done or omitted by the U.S. Warrant Agent in connection with the acceptance and administration of this Warrant Agreement, including without limitation, the costs and expenses of defending against any claim of liability in the premises, including reasonable attorney fees and expenses.

                  (c) The U.S. Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Warrant Agreement in reliance upon any Warrant Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document, reasonably believed by it to be genuine and to be signed and executed by the proper person or persons.

                  (d) The provisions of this Section 17 shall survive termination of this Warrant Agreement or the resignation or removal of the U.S. Warrant Agent under the terms hereof.

        SECTION 18. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF U.S. WARRANT AGENT.

                  Any corporation into which the U.S. Warrant Agent or any successor U.S. Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the U.S. Warrant Agent or any successor U.S. Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the U.S. Warrant Agent or any successor U.S. Warrant Agent, shall be the successor to the U.S. Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor U.S. Warrant Agent under the provisions of Section 20. In case at the time such successor U.S. Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor U.S. Warrant Agent may adopt the countersignature of the predecessor U.S. Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor U.S. Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor U.S. Warrant Agent or in the name of the successor U.S. Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

                  In case at any time the name of the U.S. Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the U.S. Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the U.S. Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

        SECTION 19.       DUTIES OF U.S. WARRANT AGENT.

                  The U.S. Warrant Agent undertakes the duties and obligations expressly imposed by this Warrant Agreement (and no implied duties or obligations shall be read into this Warrant Agreement against the U.S. Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of ADSs Warrants, by their acceptance thereof, shall be bound:

                  (a) The U.S. Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the U.S. Warrant Agent as to any action taken or omitted by it in good faith and in accordance with the opinion or advice of such counsel.

                  (b) Whenever in the performance of its duties under this Warrant Agreement the U.S. Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer of the Company and delivered to the U.S. Warrant Agent; and such certificate shall be full authorization and protection to the U.S. Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (c) The U.S. Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions of this Warrant Agreement. The U.S. Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence or willful misconduct. The U.S. Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the U.S. Warrant Agent was grossly negligent in ascertaining the pertinent facts. Notwithstanding anything in this Warrant Agreement to the contrary, in no event shall the U.S. Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the U.S. Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

                  (d) The U.S. Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The U.S. Warrant Agent shall not be under any responsibility or liability in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the U.S. Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the adjustment of the Exercise Price or the making of any change in the number of ADSs or Shares required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of ADS Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares or ADSs to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any ADSs or Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall the U.S. Warrant Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the U.S. Warrant Agent for the carrying out or performing by the U.S. Warrant Agent of the provisions of this Warrant Agreement.

                  (g) The U.S. Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the U.S. Warrant Agent for written instructions from the Company may, at the option of the U.S. Warrant Agent, set forth in writing any action proposed to be taken or omitted by the U.S. Warrant Agent under this Agreement and the date on/or after which such action shall be taken or such omission shall be effective. The U.S. Warrant Agent shall not be liable for any action taken by, or omission of, the U.S. Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date of such application, unless any such Authorized Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the U.S. Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The U.S. Warrant Agent and any shareholder, director, officer or employee of the U.S. Warrant Agent may buy, sell or deal in any of the ADS Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not U.S. Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the U.S. Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The U.S. Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the U.S. Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Warrant Agreement shall require the U.S. Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) The U.S. Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding on behalf of any holder of any ADS Warrants or any other Person, but this provision shall not affect the power of the U.S. Warrant Agent to take such action as it may consider proper.

                  (l) The Company agrees to give the U.S. Warrant Agent prompt written notice of any event that would prohibit the exercise or transfer of the Warrant Certificates.

        SECTION 20.       CHANGE OF U.S. WARRANT AGENT.

                  The U.S. Warrant Agent may resign and be discharged from its duties under this Warrant Agreement upon 60 days' notice in writing mailed to the Company by registered or certified mail, and the successor U.S. Warrant Agent will give notice in writing to the holders of the Warrant Certificates by first-class mail. The Company may remove the U.S. Warrant Agent or any successor U.S. Warrant Agent upon 60 days' notice in writing, mailed to the U.S. Warrant Agent or successor U.S. Warrant Agent, as the case may be, by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the U.S. Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the U.S. Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated U.S. Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company) then, at the expense of the Company, the U.S. Warrant Agent or registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new U.S. Warrant Agent. Any successor U.S. Warrant Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as U.S. Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor U.S. Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as U.S. Warrant Agent without further act or deed; but the predecessor U.S. Warrant Agent shall deliver and transfer to the successor U.S. Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor U.S. Warrant Agent, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the U.S. Warrant Agent or the appointment of the successor U.S. Warrant Agent, as the case may be.

        SECTION 21.       ISSUANCE OF NEW WARRANT CERTIFICATES.

                  Notwithstanding any of the provisions of this Warrant Agreement or of the ADS Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing ADS Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per ADS and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Warrant Agreement, or any change in the number of Shares represented by one ADS.

        SECTION 22.       PURCHASE OF ADS WARRANTS BY THE COMPANY.

                  Nothing in this Warrant Agreement shall prevent the Company from acquiring ADS Warrants.

        SECTION 23.       NOTICE OF PROPOSED ACTIONS.

                  In case the Company shall propose (a) to declare a dividend on the Shares payable in shares of capital stock of any class or to make any other distribution to all holders of Shares (including any distribution made in connection with a consolidation, merger or combination in which the Company is the continuing corporation), or (b) to offer rights, options or warrants to all holders of Shares entitling them to subscribe for or purchase Shares (or securities convertible into or exercisable or exchangeable for Shares or any other securities), or (c) to offer any shares of capital stock in a reclassification of Shares (including any such reclassification in connection with a consolidation, merger or combination in which the Company is the continuing corporation), or (d) to effect any consolidation, merger or combination into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of the Company and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company or (f) to take any other action referred to in Section 10, then, in each such case, the Company shall give, or cause to be given, to each registered holder of a ADS Warrant and the U.S. Warrant Agent, in accordance with Section 24, a notice of such proposed action, which shall specify the date of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action referred to in Section 10 is to take place and the date of participation therein by the holders of Shares, if any such date is to be fixed, and such notice shall be so given at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Shares, whichever shall be the earlier. The failure to give notice required by this Section 23 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. Unless specifically required by
Section 10, the Exercise Price, the number of ADSs covered by each ADS Warrant and the number of ADS Warrants outstanding shall not be subject to adjustment as a result of the Company being required to give notice pursuant to this Section 23.

        SECTION 24.       NOTICES.

                  Notices or demands authorized by this Warrant Agreement to be given or made (i) by the U.S. Warrant Agent or by the holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 20, by the Company or by the holder of any Warrant Certificate to or on the U.S. Warrant Agent or (iii) by the Company or the U.S. Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally or by facsimile, (y) on the first Trading Day following the deposit thereof with Federal Express, DHL or another recognized overnight courier, if sent by Federal Express, DHL or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to the Company, to:
                             Versatel Telecom International N.V.
                             Hullenbergweg 101
                             1101  CL  Amsterdam-Zuidoost
                             The Netherlands
                             Phone: 011-31-20-750-1000
                             Facsimile:  011-31-20-750-1011
                             Attention:  Jan A. van Berne, General Counsel and
                                         Chief Development Officer

                  (b) If to the U.S. Warrant Agent, to:
                             The Bank of New York
                             101 Barclay Street
                             New York, New York 10286
                             Facsimile: (212) 571-3050
                             Attention: American Depositary Receipt
                                        Administration

                  (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the register of ADS Warrants.

        SECTION 25.       SUPPLEMENTS AND AMENDMENTS.

                  (a) The Company and the U.S. Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the U.S. Warrant Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Warrant Certificates.

                  (b) In addition to the foregoing, with the consent of holders other than the Company or any affiliate thereof of not less than a majority in number of the then outstanding ADS Warrants (other than those held by the Company or any affiliate thereof), the Company and the U.S. Warrant Agent may modify this Warrant Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the ADS Warrants are exercisable or reducing the percentage required for consent to modification of this Warrant Agreement or otherwise modifying, or adding a provision inconsistent with, this Section 25(b) may be made without the consent of the holder of each outstanding ADS Warrant affected thereby.

                  (c) Upon the delivery of a certificate from an Authorized Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the U.S. Warrant Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the U.S. Warrant Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 25 which alters the U.S. Warrant Agent's rights or duties.

        SECTION 26.       REPORTS.

                  The Company will furnish the U.S. Warrant Agent with its annual reports containing audited consolidated financial statements prepared in conformity with U.S. GAAP. The Company will also furnish the U.S. Warrant Agent with notices of general shareholders' meeting and other reports and communications that are generally available to shareholders of the Company (or summaries thereof). If requested in writing by the Company, the U.S. Warrant Agent will arrange for the mailing of such reports and communications (or summaries) to all record holders of the ADS Warrants, at the Company's expense. The Company shall timely provide the U.S. Warrant Agent will the quantities of such reports and communications as requested by the U.S. Warrant Agent from time to time in order for the U.S. Warrant Agent to effect such mailings.

        SECTION 27.       TERMINATION OF ADS WARRANTS.

                  (a) The Company may, at any time, instruct the U.S. Warrant Agent in writing to terminate the ADS Warrants. Upon receiving that instruction, the U.S. Warrant Agent shall mail notice of termination of the ADS Warrants to all Holders at least 20 days prior to the date fixed in the notice as the date of termination (the "Termination Date"). The notice shall request Holders to give the U.S. Warrant Agent instructions for delivery of Share Warrants and shall state that, to the extent the Depositary does not receive delivery instructions from a Holder by the Termination Date, that Holder will not be entitled to receive Share Warrants, and the U.S. Warrant Agent will attempt to cause the Share Warrants to be sold and will deliver to that Holder the net proceeds of any such sale.

                  (b) As soon as practical after the Termination Date, upon surrender of ADS Warrants to the U.S. Warrant Agent by a Holder that provided delivery instructions for Share Warrants received by the U.S. Warrant Agent on or prior to the Termination Date, the U.S. Warrant Agent shall cancel those ADS Warrants and instruct the

Depositary to deliver the number of Share Warrants underlying the surrendered ADS Warrants in accordance with the instructions provided by the surrendering Holder.

                  (c) To the extent that the U.S. Warrant Agent has not received instructions from Holders for delivery of Share Warrants on or prior to the Termination Date, the U.S. Warrant Agent shall, as soon as practical after the Termination Date, shall instruct the Depositary to sell the number of Share Warrants underlying those ADS Warrants and deliver the proceeds of any such sale, net of the fees and expenses of the Depositary to the U.S. Warrant Agent. The U.S. Warrant Agent shall distribute those net proceeds to those Holders upon surrender by them of the ADS Warrants. The U.S. Warrant Agent shall cancel all ADS Warrants that are surrendered for payment under this Section 27(c).

                  (d) Holders may not exercise ADS Warrants after the Termination Date. The Depositary shall not register any transfer of ADS Warrants after the Termination Date.

        SECTION 28.       SUCCESSORS.

                  All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the U.S. Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 29.       BENEFITS OF THIS WARRANT AGREEMENT.

                  Nothing in this Warrant Agreement shall be construed to give any Person other than the Company, the U.S. Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the U.S. Warrant Agent and the registered holders of the Warrant Certificates.

        SECTION 30.       GOVERNING LAW.

                  This Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

        SECTION 31.       COUNTERPARTS.

                  This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 32.       CAPTIONS.

                  The caption of the sections of this Warrant Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, all as of the day and year first above written.


                                          VERSATEL TELECOM
                                          INTERNATIONAL N.V.



                                          By:  /s/ Raj Raithatha
                                               ---------------------------------
                                               Name:  Raj Raithatha
                                               Title: Chief Executive Officer



                                          THE BANK OF NEW YORK,
                                          as U.S. Warrant Agent



                                          By:  /s/ David S. Stueber
                                               ---------------------------------
                                               Name:  David S. Stueber
                                               Title: Vice President

                                                                Exhibit A to the
                                                               Warrant Agreement


                           Form of Warrant Certificate
                               Certificate No. --
                             _____________ Warrants


                  NOT EXERCISABLE AFTER ________________, 2004


                               Warrant Certificate


                       VERSATEL TELECOM INTERNATIONAL N.V.


         This certifies that ___________________, or registered assigns, is the registered owner of the number of ADS Warrants set forth above; each 4.8 ADS Warrants entitle the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement dated as of October 8, 2002 (the "Warrant Agreement") between Versatel Telecom International N.V., a company incorporated under the laws of The Netherlands (the "Company"), and The Bank of New York, a New York banking corporation (the "U.S. Warrant Agent"), to purchase or receive from the Company at any time prior to 5:00 P.M. (New York City time) on October 4, 2004 (unless earlier terminated in accordance with the Warrant Agreement), at the designated office of the U.S. Warrant Agent located at 101 Barclay Street, New York, New York 10286, or its successors as U.S. Warrant Agent, in New York City, one American depositary share of the Company (each, an "ADS"), each ADS representing, as of the date of the Warrant Agreement, 12 shares, nominal value Euro 0.02 per share, of the Company (each, a "Share"), to be purchased at an initial exercise price equal to the cost to the U.S. Warrant Agent of Euro 1.5 times the number of Shares represented by one ADS (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, and in the case of a transfer, a signature guarantee, and such other and further documentation as the U.S. Warrant Agent may reasonably request, accompanied by payment of the Deposit Amount for the ADSs to be purchased and any applicable taxes or charges. The Deposit Amount for each ADS to be issued upon exercise of ADS Warrants shall be the dollar equivalent of Euro 1.5 (subject to adjustment of the Exercise Price) times the number of Shares to be represented by each ADS (at the date of the Warrant Agreement, each ADS represents 12 Shares) based on the exchange rate as published in the most recent print edition of The Wall Street Journal plus seven percent of that U.S. dollar amount (to cover currency rate fluctuations occurring between the date of exercise and the date on which the U.S. Warrant Agent purchases Euro for U.S. dollars, the expenses of the U.S. Warrant Agent, the fee payable to the Depositary in respect of the execution and delivery of Receipts and any taxes or governmental charges). The Deposit Amount may be paid by certified bank check or money order payable to the order of the U.S. Warrant Agent for the Company's account, in lawful money of the United States of America. The number of ADSs which may be purchased upon exercise of the ADS Warrants evidenced by this Warrant Certificate and the Exercise Price set forth above are the number and Exercise Price as of the date of the Warrant Agreement, based on the ADSs as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number and type of securities which may be purchased upon the exercise of the ADS Warrants evidenced by this Warrant Certificate, and the number of Shares represented by one ADS, may be subject to change.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the U.S. Warrant Agent, the Company, and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of the U.S. Warrant Agent.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the U.S. Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing ADS Warrants entitling the holder to purchase a like aggregate number of ADSs, in each case as the ADS Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of ADS Warrants not exercised. ADS Warrants are only exercisable in units of 4.8 ADS Warrants or any integral multiple thereof.

         No holder of this Warrant Certificate shall be entitled to vote, participate in any shareholder meeting, receive dividends or distributions on, or be deemed for any purpose the holder of, ADSs or Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights, or otherwise, until the ADS Warrant or ADS Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         The Company has a right to terminate the ADS Warrants, in the manner and with the effect set forth in the Warrant Agreement.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the U.S. Warrant Agent.

         WITNESS the facsimile signature of the proper officers of the Company.


                                          VERSATEL TELECOM INTERNATIONAL N.V.



                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



Dated:
Countersigned:

THE BANK OF NEW YORK,
as U.S. Warrant Agent



By:
    -----------------------------
    Name:
    Title:

                          FORM OF ELECTION TO PURCHASE



     (To be executed if holder desires to exercise the Warrant Certificate.)

To _____________________________________________________, as U.S. Warrant Agent:

The undersigned hereby irrevocably elects to exercise _____________________ ADS Warrants represented by this Warrant Certificate to purchase the ADSs issuable upon the exercise of such ADS Warrants and requests that Certificates for such ADSs be issued in the name of and delivered to:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of ADS Warrants shall not be all the ADS Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such ADS Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: ______________________

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

                                                  Annex A to Warrant Certificate

                                 ASSIGNMENT FORM

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)



     FOR VALUE RECEIVED, _______________________________________________ hereby sells, assigns and transfers unto

Name:___________________________________________________________________________
                  (please typewrite or print in block letters)

Address:________________________________________________________________________

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer within the Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.

Date: _____________________, ____

                                         Signature


                                         ______________________________________

Signature Guaranteed:



                                         Notice

         The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signatures must be guaranteed by financial institution that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program.